Exhibit 10.18
PARTIAL WAIVER OF AUTOMATIC OPTION GRANT
     Reference is made that certain Restated Omnibus Incentive Plan (Formerly the Restated 1988 Executive Stock Option Plan) (the “Plan”) of CorVel Corporation, a Delaware corporation (the “Company”), as amended and restated through June 27, 2006. Pursuant to Article III of the Plan, on the date of the Company’s annual stockholders meeting, each eligible non-employee Board member of the Company shall automatically be granted a non-statutory option (the “Automatic Grant”) to purchase three thousand (3,000) shares of the Company’s Common Stock, as adjusted from time to time pursuant to the terms of the Plan. On December 8, 2006, the Company effectuated a three-for-two stock split in the form of a 50% stock dividend (the “Stock Split”). Accordingly, pursuant to the terms of Section II.A.(ii) of Article III and Section V.C.(iii) of Article I of the Plan, the number of shares of the Company’s Common Stock for which the Automatic Grant shall be made subsequent to the Stock Split was automatically adjusted to equal an aggregate of four thousand five hundred (4,500) shares as a result of the Stock Split. On August 2, 2007, at the Company’s 2007 annual stockholders meeting, the undersigned became entitled to receive an Automatic Grant for four thousand five hundred (4,500) shares of the Company’s Common Stock.
     By executing below, the undersigned, as a non-employee Board member of the Company, hereby permanently and irrevocably waives his right to receive the option adjustment for the additional one thousand five hundred (1,500) shares of the Company’s Common Stock that resulted from the Stock Split (the “Option Adjustment”), such that the Automatic Grant granted to him on August 2, 2007 shall only entitle him to purchase an aggregate of three thousand (3,000) shares of the Company’s Common Stock, as adjusted for any future stock splits, stock dividends and the like occurring after the date hereof. The undersigned further represents and warrants that he has not exercised any of the Option Adjustment and that he is receiving nothing else in any way in consideration, substitution or replacement of such Option Adjustment that is being waived hereby.

Date:	NON-EMPLOYEE BOARD MEMBER:
/s/
Name

ACCEPTED AND ACKNOWLEDGED: CORVEL CORPORATION
/s/ DANIEL J. STARCK
Daniel J. Starck
Chief Executive Officer (Principal Executive Officer)